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OncoSec Announces the Appointment of Robert J. DelAversano, C.P.A, as Principal Accounting Officer and Controller

SAN DIEGO & PENNINGTON, N.J., January 21, 2020 – OncoSec Medical Incorporated (NASDAQ: ONCS) (the “Company” or “OncoSec”), a company developing late-stage intratumoral cancer immunotherapies, announced today the appointment of Robert J. DelAversano, C.P.A., as OncoSec’s Principal Accounting Officer and Controller, effective as of January 30, 2020. Mr. DelAversano will be responsible for preparation of financial statements, as well as other finance-related functions, assuming these responsibilities from Sara M. Bonstein, who will be stepping down from her roles as Chief Financial Officer and Chief Operating Officer to pursue another professional opportunity.

Mr. DelAversano is a certified public account and has over fifteen years of experience in accounting including thirteen years in public accounting. Prior to this appointment as OncoSec’s Principal Accounting Officer and Controller, Mr. DelAversano served as OncoSec’s Executive Director of Finance since 2018 where he had global responsibility for accounting, external financial reporting, and financial controls covering all aspects of OncoSec’s business. Prior to joining OncoSec, he was the Director of Financial Reporting and Taxation at Brio Financial Group (“Brio”), where he served as the firm’s Director of Financial Reporting and Taxation, consulting with various public companies in financial reporting, internal control development and evaluation, budgeting and forecasting. Prior to joining Brio, Mr. DelAversano was a manager at Bartolomei Pucciarelli, LLC and oversaw their accounting and tax practice with industry focuses in manufacturing, wholesalers and medical devices services. In addition, he performed audit services, outsourced chief financial officer functions, and consulted clients through difficult Securities and Exchange Commission comment periods particularly through application of complex accounting principles for a large public company client base.

“Rob is a highly trusted and respected member of the OncoSec team, and his experience and skill sets will ensure that the transition is seamless,” said Daniel J. O’Connor, OncoSec’s President and Chief Executive Officer. “This is an extremely exciting time for OncoSec. Pending approval from our shareholders and the completion of the strategic transaction with China Grand Pharmaceutical and Healthcare Holdings Limited (“CGP”) and Sirtex Medical US Holdings, Inc. (“Sirtex”) we are poised to unlock the value of TAVO™ and enter a new phase of evolution for the Company. We look forward to providing additional updates in the near-term. We also want to thank Ms. Bonstein for her contributions to OncoSec and we wish her the best moving forward in this next stage of her career.”

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About OncoSec Medical Incorporated

OncoSec Medical Incorporated (the “Company,” “OncoSec,” “we” or “our”) is a late-stage biotechnology company focused on developing cytokine-based intratumoral immunotherapies to stimulate the body’s immune system to target and attack cancer. OncoSec’s lead immunotherapy investigational product candidate – TAVO™ (tavokinogene telseplasmid) – enables the intratumoral delivery of DNA-based interleukin-12 (IL-12), a naturally occurring protein with immune-stimulating functions. The technology, which employs electroporation, is designed to produce a controlled, localized expression of IL-12 in the tumor microenvironment, enabling the immune system to target and attack tumors throughout the body. OncoSec has built a deep and diverse clinical pipeline utilizing TAVOTM as a potential treatment for multiple cancer indications either as a monotherapy or in combination with leading checkpoint inhibitors; with the latter potentially enabling OncoSec to address a great unmet medical need in oncology: anti-PD-1 non-responders. Results from recently completed clinical studies of TAVOTM have demonstrated a local immune response, and subsequently, a systemic effect as either a monotherapy or combination treatment approach. In addition to TAVOTM, OncoSec is identifying and developing new DNA-encoded therapeutic candidates and tumor indications for use with its new Visceral Lesion Applicator (VLA), to target deep visceral lesions, such as liver, lung or pancreatic lesions. For more information, please visit www.oncosec.com.

TAVO™ trademark of OncoSec Medical Incorporated.

Risk Factors and Forward Looking Statements

This release, as well as other information provided from time to time by the Company or its employees, may contain forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements provide the Company’s current beliefs, expectations and intentions regarding future events and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms). Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company intends these forward-looking statements to speak only at the time they are published on or as otherwise specified, and does not undertake to update or revise these statements as more information becomes available, except as required under federal securities laws and the rules and regulations of the Securities Exchange Commission (“SEC”). In particular, you should be aware that the CGP/Sirtex Transaction may not close or may close on materially different terms, that Alpha may succeed in obtaining the relief it seeks in its litigation against the Company, in whole or in part, even though the Company believes that Alpha’s litigation is entirely without merit and that the success and timing of our clinical trials, including safety and efficacy of our product candidates, patient accrual, unexpected or expected safety events, and the usability of data generated from our trials may differ and may not meet our estimated timelines. Please refer to the risk factors and other cautionary statements provided in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2019 and subsequent periodic and current reports filed with the SEC (each of which can be found at the SEC’s website www.sec.gov), as well as other factors described from time to time in the Company’s filings with the SEC.

Investor / Media Contacts:

Gem Hopkins

Head of Corporate Communications

858-210-7334

ghopkins@oncosec.com

or

Sloane & Company

Dan Zacchei / Joe Germani, 212-486-9500

dzacchei@sloanepr.com / jgermani@sloanepr.com